EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION



Name:                         Neo Canyon Exploration, L.P.

Address:                      325 North Saint Paul, Suite 4300
                              Dallas, Texas 75201


Designated Filer:             J. Cleo Thompson Petroleum Management, L.L.C.

Issuer & Ticker Symbol        Approach Resources Inc. [AREX]

Date of Event Requiring
  Statement:                  11/14/2007

Signature:                    NEO CANYON EXPLORATION, L.P.

                              By: J. Cleo Thompson Petroleum Management, L.L.C.,
                                       its general partner


                              By: /s/ James Cleo Thompson, Jr.
                                  ----------------------------------------
                                  James Cleo Thompson, Jr., Member-Manager